                        ADMINISTRATIVE SERVICES AGREEMENT


     AGREEMENT made as of the 16th day of May, 2000 by and between Loomis Sayles & Company, L.P. and Loomis Sayles Investment Trust ( the "Trust").

                                   WITNESSETH:

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires to engage Loomis to provide certain administrative services to the Trust in the manner and on the terms set forth in this Agreement, and Loomis wishes to perform such services;

     NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties hereby agree as follows:

1. APPOINTMENT AND ACCEPTANCE. The Trust hereby engages Loomis to act as Administrator of the Trust on the terms set forth in this agreement. Loomis hereby accepts such engagement and agrees to furnish the services and to assume the obligations herein set forth for the compensation herein provided. The Trust will initially consist of the series and/or classes of shares (each a "Fund" and collectively, the "Funds") listed on Schedule A to this Agreement. In the event that the Trust establishes one or more additional Funds with respect to which the Trust wishes to employ Loomis to act as Administrator hereunder, the Trust shall notify Loomis in writing. Upon written acceptance by Loomis, such Fund shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Trust and its Funds) may be modified with respect to each additional Fund in writing by the Trust and Loomis at the time of the addition of the Fund.

2. SERVICES PROVIDED BY LOOMIS.

     (a) Loomis shall perform or arrange for the performance of the various accounting, administrative, compliance and legal services listed in Schedule B hereto. The services provided hereunder shall be subject to the control, supervision and direction of the Trust and to review and comment by the Trust's auditors and legal counsel and shall be performed in accordance with procedures which may be established from time to time between the Trust and Loomis. Loomis shall provide the office space, facilities, equipment and the personnel required by it to perform the services contemplated herein.

     (b) In providing any or all of the services listed in Schedule B hereto, and in satisfaction of its obligations to provide such services, Loomis may enter into agreements with one or more other third parties to provide such services to the Trust; provided, however, that

Loomis shall be as fully responsible to the Trust for the acts and omissions of any such third party service providers as it would be for its own acts or omissions hereunder.

3. COMPENSATION AND EXPENSES.

     (a) For the services provided by Loomis hereunder, the Trust shall reimburse Loomis, except as Loomis may otherwise agree, for its expenses incurred in performing the services listed in Schedule B hereto, including, without limitation, personnel, overhead and out-of-pocket expenses incurred in performing such services.

     (b) The foregoing reimbursement will be accrued daily and billed monthly in arrears by Loomis. The Trust shall reimburse such expenses promptly upon receipt of an invoice therefor.

     (c) The Trust will bear all expenses that are incurred in its operation and not specifically assumed by Loomis. Except as otherwise agreed by Loomis, expenses to be borne by the Trust include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by Loomis under this Agreement); cost of any services contracted for by the Trust directly from parties other than Loomis; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Funds; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any non-affiliated officer or director/trustee or any employee of the Trust; costs incidental to the preparation, printing and distribution of the Trust's registration statement and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of each of the Funds tax returns, Form N-1A and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing each Fund's net asset value.

4. LIMITATION OF LIABILITY; INDEMNIFICATION.

     (a) Loomis shall not be liable to the Trust for any error of judgment or mistake of law or for any loss arising out of any act or omission by Loomis, or any persons engaged pursuant to Section 2(b) hereof, including officers, agents, and employees of Loomis and its affiliates, in the performance of its duties hereunder; provided, however, that nothing contained herein shall be construed to protect Loomis against any liability to the Trust, the Funds, or the shareholders to which Loomis shall otherwise be subject by reason of its willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties hereunder.

     (b) Loomis will indemnify and hold harmless the Trust, its officers, employees, and agents and any persons who control the Trust (collectively, the "Trust Indemnified Parties") and hold each of them harmless from any losses, claims, damages, liabilities, or actions in respect thereof to which the Trust Indemnified Parties may become subject, including amounts paid in settlement with the prior written consent of Loomis, insofar as such losses, claims, damages, liabilities, or actions in respect thereof arise out of or result from the failure of Loomis to comply with the terms of this Agreement.

     Loomis will reimburse the Trust for reasonable legal or other expenses reasonably incurred by the Trust in connection with investigating or defending against any such loss, claim, damage, liability, or action. Loomis shall not be liable to the Trust for any action taken or omitted by the Trust in bad faith or with willful misfeasance or gross negligence or with reckless disregard by the Trust of its obligations and duties hereunder. The indemnities herein shall, upon the same terms and conditions, extend to and inure to the benefit of each of the officers of the Trust and any person controlling the Trust.

     (c) The obligations set forth in this Section 4 shall survive the termination of this Agreement.

5. ACTIVITIES OF LOOMIS NOT EXCLUSIVE; DUAL INTERESTS.

     (a) The services of Loomis under this Agreement are not to be deemed exclusive, and Loomis and any person controlled by or under common control with Loomis shall be free to render similar services to others.

     (b) It is understood that any of the officers, employees, and agents of the Trust may be a shareholder, director, officer, employee, or agent of, or be otherwise interested in, Loomis, any affiliated person of Loomis, any organization in which Loomis may have an interest, or any organization that may have an interest in the Trust. Except as otherwise provided by specific provisions of applicable law, the existence of any such dual interest shall not affect the validity of this Agreement or any of the transactions hereunder.

6. REPRESENTATIONS AND WARRANTIES.

     (a) The Trust represents and warrants to Loomis that this Agreement has been duly authorized by each of them and, when executed and delivered, will constitute a legal, valid, and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

     (b) Loomis represents and warrants to the Trust that this Agreement has been duly authorized by Loomis and, when executed and delivered by Loomis, will constitute a legal, valid, and binding obligation of Loomis, enforceable against Loomis in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

7. DURATION AND TERMINATION OF THIS AGREEMENT.

     (a) This Agreement shall become effective as of the date first above written and, may be terminated at any time without the payment of any penalty by either party on not less than sixty (60) days' written notice to the other party.

     (b) This Agreement shall automatically terminate for any Fund in the attached Schedule A upon the termination of that Fund's Advisory Agreement.

     (c) Unless otherwise terminated, this Agreement shall continue in effect for one year from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust.

     (d) Loomis hereby agrees that any books and records prepared hereunder with respect to the Trust are the property of the Trust and shall be readily accessible to the Trust and their respective trustees, officers and agents during normal business hours. Loomis further agrees that, upon the termination of this Agreement or otherwise upon request, Loomis will surrender promptly to the Trust copies of all such books and records.

8. AMENDMENTS AND WAIVERS. This Agreement may be amended by the parties hereto only if such amendment is specifically approved by the Trust's Board of Trustees, and such amendment is set forth in a written instrument executed by each of the parties hereto. At any time, any of the provisions hereof may be waived by the written mutual consent of the parties hereto.

9. NOTICES. All notices or other communications hereunder to either party shall be in writing and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid. Notices shall be sent to the addresses set forth below or to such other address as either party may designate by written notice to the other.

     If to Loomis:

     Loomis, Sayles & Company, L.P..
     One Financial Center
     Boston, MA 02111
     Attention:

     If to the Trust:

     Loomis Sayles Investment Trust
     One Financial Center
     Boston, MA 02111
     Attention:

Notice shall also be deemed sufficient if given electronically or by telex, telecopier, telegram, or other similar means of same day delivery (with a confirming copy by mail as provided herein).

10. ADDITIONAL PROVISIONS

     (a) Notice. A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to each Fund on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Fund.

     (b) Separate Portfolios. This Agreement shall be construed to be made by the Trust as a separate agreement with respect to each Fund, and under no circumstances shall the rights, obligations, or remedies with respect to a particular Fund be deemed to constitute a right, obligation, or remedy applicable to any other Fund.

     (c) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior arrangements, agreements, or understandings.

     (d) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

     (e) Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts as then in effect.

     (f) Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, and, if so executed, the separate instruments shall constitute one agreement.

     (g) Headings. Headings used in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                        Loomis, Sayles & Company, L.P.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Loomis Sayles Investment Trust



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE A
                                TRUST PORTFOLIOS

Loomis Sayles California Tax-Free Income Fund
Loomis Sayles Core Fixed Income Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles High Yield Fixed Income Fund
Loomis Sayles Intermediate Duration Fixed Income Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Provident Fund
Loomis Sayles Small Company Growth Fund
Loomis Sayles Small Company Value Fund

                                   SCHEDULE B

                        DESCRIPTION OF SERVICES PROVIDED


     Loomis shall perform or arrange for the performance of the following accounting, administrative, compliance and legal services:

CORPORATE SECRETARIAL SERVICES

     1. maintain general corporate calendar, tracking all legal and regulatory compliance through annual cycles;

     2. prepare Board materials for quarterly Board meetings and Board committee meetings, including agenda and background materials for annual review of advisory fees, presentation of issues to the Board, prepare minutes and follow-up on matters raised at meetings;

     3. maintain charter documents for the Trust;

     4. prepare organizational Board meeting materials for new Funds;

     5. draft contracts, assisting in negotiation and planning, as appropriate, for example advisory, transfer agency, and custodian agreements, shareholder servicing plans and related agreements, and various other agreements and amendments;

     6. prepare and file proxy solicitation materials, oversee solicitation and tabulation efforts, conduct shareholder meetings and provide legal presence at meetings;

REGISTRATION AND DISCLOSURE ASSISTANCE SERVICES

     7. prepare and file amendments to the Trust's registration statement, including updating prospectuses and SAIs;

     8. prepare and file prospectus and SAI supplements, as needed;

     9. prepare and file other regulatory documents, including N-SARs, and Rule 24f-2 Notices;

     10. negotiate, obtain and file fidelity bonds and monitor compliance with Rule 17g-1 and Rule 17d-1(7) under the 1940 Act;

     11. negotiate, obtain and monitor directors' and officers' errors and omissions policies;

     12. prepare and file shareholder meeting materials and assist with all shareholder communications;

     13. coordinate and monitor state Blue Sky qualification through an experienced vendor partner;

LEGAL AND COMPLIANCE SERVICES

     14. provide general legal advice on matters relating to portfolio management, Fund operations, mutual fund sales, development of advertising materials, changing or improving prospectus disclosure, and any potential changes in each Fund's investment policies, operations, or structure;

     15. communicate significant emerging regulatory and legislative developments to the Board and provide related planning assistance;

     16. develop or assist in developing guidelines and procedures to improve overall compliance by the Trust and Funds;

     17. provide advice with regard to litigation matters, routine fund examinations and investigations by regulatory agencies;

     18. provide advice regarding long-term planning for the Funds, including creation of new funds or portfolios, corporate structural changes, mergers, acquisitions, and other asset gathering plans including new distribution methods;

     19. maintain effective communications with Fund counsel and counsel to the independent Trustees, if any;

     20. create and implement timing and responsibility system for outside legal counsel when necessary to implement major projects and the legal management of such projects;

     21. monitor activities and billing practices of counsel performing services for the Funds or in connection with related Fund activities;

     22. provide consultation and advice for resolving compliance questions along with the Trust and Fund counsel;

     23. provide active involvement with the management of SEC and other regulatory examinations;

     24. maintain the Trust's Code of Ethics and monitor compliance of personnel;

     25. perform IRS sub-Chapter M testing for 25% diversification, 50% diversification and 90% good income;

     26. monitor SEC diversification with 75% diversification test and Section 12 tests;

     27. perform daily review to ensure investment manager compliance with policies and limitations contained in the Funds' prospectuses and Statements of Additional Information and applicable 1940 Act restrictions;

     28. review daily designated collateral on all Fund derivative and delayed-delivery positions;

     29. prepare and submit quarterly Board reporting;

     30. review securities lending activity, if any;

TRANSFER AGENT MONITORING SERVICES

     31. ensure that the content of confirmations, statements, annual and semi-annual reports, disclosure statements and shareholder administrative communications conform to regulatory requirements and are distributed within the mandated time frames;

     32. monitor and review transfer agent activity in order to evaluate the status of regulatory compliance, protect the integrity of the funds and shareholders, search for systemic weaknesses, and examine for potential liability and fraud;

     33. investigate and research customer and other complaints to determine liability, facilitate resolution and promote equitable treatment of all parties;

     34. consult with transfer agent and other staff regarding prospectus and SAI provisions and requirements, distribution issues including payment programs, sub-transfer agent arrangements and other regulatory issues;

TREASURY FINANCIAL SERVICES

     35. generate portfolio schedules utilizing State Street Safire system;

     36. create financial statements and financial highlight tables;

     37. maintain and update the notes to the financials;

     38. supply State Street Bank with a listing of audit reports and schedules;

     39. coordinate with external auditors for annual audit;

     40. review financial statements for completeness accuracy and full disclosure;

     41. coordinate ROCSOP adjustments with auditors;

     42. determine and monitor expense accrual for each Fund;

     43. verify management fees calculated by State Street Bank;

     44. review Fund waivers and deferrals;

     45. monitor calculations of total returns for each Fund and respective classes by State Street Bank;

     46. oversee and review custodial bank services including maintenance of books and records;

     47. provide service bureaus with the Funds' statistical information;

     48. oversee the determination and publication of the Funds' net asset values;

     49. review the calculation, submit for approval by an officer of the Funds, and arrange for the payment of the Funds' expenses;

     50. oversee and review the calculation of fees paid to the Funds' custodian and transfer agent and submit to an officer of the Funds' for approval;

TREASURY REGULATORY SERVICES

     51. prepare and file annual and semi-annual N-SAR forms with the SEC;

     52. provide Trustees with condensed portfolio information;

     53. review pricing errors;

     54. review fair value pricing;

     55. review stale pricing;

     56. provide quarterly summaries of pricing overrides to management;

     57. provide a review of expense caps and management fee waivers to management;

     58. review short sales;

     59. review derivatives positions;

     60. review brokerage commissions;

     61. review dividends and capital gain distributions;

TREASURY TAX SERVICES

     62. provide annual tax information (Form 1099) for each Fund or class of shares to shareholders and transfer agent;

     63. calculate distribution of capital gains, income and spill back requirements;

     64. provide estimates of capital gains;

     65. provide 1099 information to vendors;

     66. provide service bureaus, brokers and various parties with tax information noticed;

     67. monitor preparation of excise tax returns;

     68. monitor preparation of income tax returns;

     69. prepare tax identification number filings;

TREASURY SPECIAL SERVICES

     70. monitor line of credit arrangement and payment of commitment fees if applicable;

     71. maintain Trustee payments;

     72. provide Trustees with Form 1099 information;

     73. generate expense proformas for new products;

     74. negotiate with vendors to ensure new products are brought in at the lowest costs;

     75. ensure all aspects of new products are operationally ready.